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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
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                                    FORM 8-K




                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   NOVEMBER 21, 2002

                             SALON MEDIA GROUP, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        0-26395             94-3228750
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  (STATE OR OTHER JURISDICTION           (COMMISSION         (IRS EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)      IDENTIFICATION NO.)

           22 FOURTH STREET, 16TH FLOOR, SAN FRANCISCO, CA    94103
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            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (415) 645-9200

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 5.  OTHER EVENTS

On November 21, 2002, Salon Media Group, Inc. (Salon) common stock began trading over-the-counter (OTC). Prior to this date, Salon stock was traded on The Nasdaq SmallCap Market. Information on Salon stock OTC sales can be located at http://www.otcbb.com. A copy of the press release announcing the transfer is attached as Exhibit 99.8 and is incorporated herein by reference.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This Exhibit contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. More detailed information about these factors is set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Exhibits.

Exhibit No.          Description
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99.8                 Company Press Release dated November 20, 2002.


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SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           SALON MEDIA GROUP, INC.

Dated:  12/2/02            /s/ Robert O'Callahan
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                           Robert O'Callahan, Chief Financial Officer














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EXHIBIT INDEX

Exhibit No.          Description
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99.8                 Company Press Release dated November 20, 2002.

















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